Exhibit 99.1

2007 Annual Meeting
May 23, 2007

Safe Harbor Provision

This presentation contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.) Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segments; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; business interruption due to hurricanes or earthquakes could adversely impact profitability; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

Board of Directors

•	Julian Steffenhagen (1997)

Chairman, HemaCare Corporation

•	Judi Irving (2002)

President and CEO, HemaCare Corporation

•	Steven Gerber, MD (2003)

Managing Director/Director of Research, Wedbush Morgan Securities

•	Teresa S. Sligh, MD (2006)

President and Medical Director, Translational Research Group, Inc.

•	Terry Van Der Tuuk (2003)

Vice Chairman, Graphic Technology

Senior Management

•	Joshua Levy, MD, National Medical Director, Founder
•	Robert Chilton, CPA, Executive Vice President & CFO
•	Joseph Mauro, President, HemaCare BioScience
•	Annabelle Baltierra, Director of Human Resources
•	Ann Coviello, Director of Mobile Operations, California
•	Thomas Dick, Director of Planning and Special Projects
•	Gaytha McPherson, National Director of Regulatory Affairs & Quality Assurance
•	Keith McWilliams, Chief Information Officer
•	Jaime Oblitas, Director of Operations, New England
•	Rose Shaw, RN, Regional Director of Therapeutics
•	Anna Stock, Director of California Fixed Site Operations

Company Overview

•	HemaCare is a leading provider of blood products and services
•	Founded in 1978
•	Publicly traded since 1986
•	2006 Annual sales $36.5 million
•	Operations in 8 states
•	Two segments:

Blood Products

•   Transfusable

•   Research

Blood Services

Path Forward

Presented at the
2006 Annual Meeting

•	Profitably grow blood products and services
•	Invest in infrastructure
•	Develop Research opportunities

Path Forward

•	Profitably grow blood products and services

Revenue Trends - 2003 to 2006

Income Trends - 2003 to 2006

Revenue Trends – Blood Products

Revenue Trends – Blood Services

Path Forward

•	Invest in infrastructure

Infrastructure Investments

2006

•	California product manufacturing and distribution moved lab to a new expanded and upgraded/state of the art facility
•	Installed new financial and document control information systems

2007

•	Commencement of a blood bank information system
•	Move of the donor center to new Van Nuys site

Path Forward

•	Develop Research Opportunities

Develop Research Opportunities

2006

•	Acquired HemaCare BioScience
•	Grew/Integrated Customer base for research business
•	Blood Products
•	Blood Services

2007

•	Expand research product offerings
•	Explore acquisition targets

2007 Goals

•	Grow Research Business
•	Enhance Donor Recruitment Programs
•	Expand Therapeutic Apheresis Customer Base

Q1    2007

•	Growth in Research Revenue
•	Net Loss Driven by California Blood Products
•	Donor Recruitment Staffing
•	Donor Recruitment programs

2007 Annual Meeting
May 23, 2007